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                                                                    EXHIBIT 10.5





                                 USA TRUCK, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                 As Amended and Restated as of October 16, 2002

USA TRUCK, INC., a Delaware corporation (the "Company"), on this 16th day of October, 2002, has amended and restated this Employee Stock Purchase Plan (the "Plan"), which became effective on the date that public trading of the Company's Common Stock, par value $.01 per share ("Common Stock"), commenced after the completion of the initial public offering of the Common Stock (the "Effective Date").

         1. Purpose. The purpose of the Plan is to provide a convenient means by which the eligible employees of the Company may become stockholders in the Company. The Board of Directors of the Company believes that it is desirable to permit the employees of the Company to participate in the ownership of the Company through the purchase of shares of Common Stock.

         2. Term of Plan. The Plan shall commence on the Effective Date and remain in effect from year to year thereafter, but may be modified, amended, restated or discontinued by the Board of Directors of the Company at any time.

         3. Eligibility. All regular full-time employees of the Company, including executive officers, who have attained the age of majority in their respective states of residence and have been employed continuously by the Company for at least ninety (90) days shall be eligible to participate in the Plan for so long as they remain employed by the Company. Employees of any subsidiary of the Company that now or may hereafter exist shall also be eligible to participate in the Plan, and the term "Company" as used herein shall be deemed to include any such subsidiary to the extent appropriate. Notwithstanding the foregoing, an employee shall not be eligible to participate in the Plan if such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under the Plan shall be treated as stock owned by the employee. For purposes of this
Section 3, the term "full-time employee" shall include any employee whose customary employment is more than 30 hours per week and is for more than 180 days in any calendar year.

         4. Participation. Each person who will be an eligible employee on any January 1, April 1, July 1 or October 1 (each, an "Enrollment Date") during the term of the Plan may elect to participate in the Plan by executing and delivering to the Company's Personnel Director, on or before the tenth day of the immediately preceding month, a form to be furnished by the Company (hereinafter referred to as a "payroll deduction authorization") authorizing and instructing the Company to deduct from his or her payroll check for each pay period a specified amount to be applied to the purchase of Common Stock for such employee under the Plan. Such election shall become effective on the first Enrollment Date following the Company's receipt of the payroll deduction authorization form in accordance with the preceding sentence and shall remain in effect until amended in accordance with this Section 4 or until such eligible employee withdraws from participation in the Plan or his or her participation is otherwise terminated.

         Each payroll deduction authorization shall request withholding, by means of substantially equal payroll deductions over the Plan year (or the remaining portion thereof following commencement of participation), of an amount which shall not, for any pay period, exceed 40% of the employee's total base compensation for such pay period. The payroll deduction authorized by the employee shall not be less than Two Dollars ($2.00) per pay period, and payroll deductions must be in whole dollar amounts only. If the employee's compensation for any pay period is insufficient to permit the withholding of the requested amount in compliance with the foregoing limitations, no withholding will be made for the employee for such pay period.



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         A participant in the Plan may change his or her payroll deduction amount by written notice delivered to the Company's Personnel Director on or before the tenth day of the month immediately preceding any Enrollment Date with respect to which the change is to be effective; provided, however, that no such change shall be made less than six (6) months after any preceding change. A payroll deduction amount may be decreased (but not increased) by a participating employee on any other date upon a showing of special circumstances that, in the opinion of the Board of Directors of the Company, warrant a decrease in such amount.

         5. Withdrawal from the Plan. A participating employee may withdraw from participation in the Plan at any time by signing and delivering to the Company's Personnel Director a withdrawal notice. If the employee decides to re-enter the Plan, the employee must deliver a new payroll deduction authorization to the Company's Personnel Director in accordance with Section 4. Any participating employee who withdraws from the Plan may not re-enter until six (6) months have passed from the date of his or her withdrawal, and may do so only on an Enrollment Date in accordance with Section 4.

         6. Purchase of Stock. On or before the fifth calendar day of each month the Company will remit to the firm appointed by the Company to administer and act as financial agent under the Plan (hereinafter referred to as the "Administrator") the total of all deductions made under the Plan with respect to the previous calendar month, except to the extent the Company has elected to provide shares of Common Stock to the Administrator. The Company shall determine, in its sole discretion, the portion of each month's deductions to be applied to the purchase of shares from the Company and the portion to be remitted to the Administrator. The Administrator will apply the funds received to the purchase of shares of Common Stock on the open market. Shares supplied by the Company shall be deemed purchased by participants on the sixth calendar day of the month (or if there are no reported trades in the Common Stock on such day, on the next succeeding trading day) at a price equal to the average of the high and low sales prices of the Common Stock on the Nasdaq National Market System (or such other exchange or stock market on which the Common Stock may from time to time be traded) on such day. Shares purchased on the open market shall be purchased at prevailing market prices within thirty (30) days following the date of remittance of funds by the Company to the Administrator. Such purchases will be made in the name of the Administrator for the account of the USA Truck, Inc. Employee Stock Purchase Plan and will commence after the remittance of one month's deductions to the Administrator. The total number of shares of Common Stock that may be purchased by participating employees under the Plan on and after January 1, 1998 (the date as of which the Plan was amended to permit the Company to provide shares of Common Stock for purposes of the
Plan) shall be 200,000 shares, including shares purchased from the Company and on the open market as provided herein.

         If the Administrator is unable to purchase the maximum number of shares of Common Stock that would otherwise be purchasable with the remittance for any calendar month, the shares that are purchased will be allocated pro rata among the participating employees in proportion to their respective payroll deduction amounts. The funds remaining with the Administrator after the purchase of such shares will be returned to the Company by the Administrator no later than thirty-five (35) days following the date of the Administrator's receipt of the remittance. The Company will return such funds to the participating employees, in proportion to their interests therein, as soon as practicable thereafter.

         Whenever shares are provided by the Company, the amount of the purchase price deemed to be paid by participants to the Company therefor and the equivalent amount of deductions that otherwise would be required to be remitted by the Company to the Administrator in respect thereof shall be offset against each other, so that no physical delivery of the funds so offset need occur. In that event, the Company shall apply the deductions to the purchase price of such shares as determined in accordance with the Plan.

         7. Custody and Issuance of Stock. Each participating employee will be credited by the Administrator each calendar month with his or her pro rata share of the purchased shares, including fractional shares to the fourth decimal place. Records of the Company maintained under the Plan will be confidential. Each participating employee shall have the right at any time to require the Administrator to release from custody the shares of Common Stock theretofore purchased by or for such employee, and to receive a certificate or certificates representing such whole shares of Common Stock and the cash equivalent of any fractional shares. Stock certificates will be issued to a participating employee in accordance with this paragraph upon written request to the Administrator. Such stock certificates will be registered in the name of the employee or in the name of another person or persons as instructed by the employee and will be delivered to the employee or to his or her order. The employee shall be responsible for, and shall pay to the Administrator, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with any issuance of stock certificates to or upon the order of such employee pursuant to the Plan. The Administrator will convert fractional shares to cash by selling them on the open market in the manner contemplated by Section 11 of the Plan.





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         8. Stock Splits and Rights, Dividends and Other Distributions. Cash
dividends and other cash distributions received by the Administrator with respect to the shares held in its custody hereunder will be credited pro rata to the accounts of participating employees in accordance with their respective interests in the shares with respect to which the dividends or distributions are paid or made, and will be applied, as soon as practicable after receipt thereof by the Administrator, to the purchase of additional shares of Common Stock for the respective accounts of such employees. Stock splits or dividends paid in shares of Common Stock that are received by the Administrator with respect to shares held in its custody hereunder will be allocated to the participating employees in whole shares and in fractional shares to the fourth decimal place in accordance with their interests in the shares with respect to which the stock dividends are paid or the stock split relates. Share options or rights or other property, other than shares of Common Stock, received by the Administrator as distribution on shares held in its custody hereunder shall be sold by the Administrator for the accounts of the participating employees, and the Administrator shall treat the proceeds of such sale in the same manner as cash dividends received by the Administrator on shares held in its custody hereunder.

         In the event the Company shall effect a split of its outstanding Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the total number of shares that may be purchased under the Plan on and after January 1, 1998, as contemplated by Section 6, shall be increased or decreased proportionately.

         9. Expenses. Except as provided in Sections 7, 11 and 13 hereof, the reasonable fees and charges of the Administrator and all costs of maintaining records and executing transfers hereunder will be borne by the Company. Brokerage fees and commissions for the purchase (but not the sale) of shares shall also be borne by the Company. The Company will pay all costs incurred by it in connection with payroll deductions. The Company will not make any contributions to the Plan for the benefit of its employees, and each participating employee will pay the full purchase price of the shares of Common Stock purchased for his or her account pursuant to the Plan.

         10. Designation of Administrator. Subject to its right to terminate the designation, the Company has designated Computershare Incorporated as the Administrator hereunder. The Administrator is the financial agent who is charged with the responsibility of safekeeping of funds paid in and the shares purchased under the Plan, after receipt of remittance by the Company each calendar month, and until the shares are issued to the employees or cash balances refunded.

         11. Sale of Shares. Upon notice from a participating employee to the Administrator, shares of Common Stock credited to the participating employee's account maintained by the Administrator may be sold by such employee at any time while the employee remains employed with the Company. Such sale shall be made by the Administrator, at market price, as the first available trade on the business day next following the day on which it receives such notice from the employee. The participating employee shall be responsible for, and shall pay, any fees or charges of the Administrator, brokerage fees and commissions and other charges identified with and incurred as a result of the sale. When the sale transaction is consummated, the Administrator will forward to such employee a check for the proceeds of the sale, net of the fees, commissions and other charges, together with a statement detailing the terms of the sale, fees and commissions incurred and remaining account balance.

         12. Responsibility. Neither the Company, the Administrator nor any broker through whom purchase orders are executed shall have any responsibility or liability, other than liabilities arising out of applicable securities laws, for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity or other conditions and circumstances of the purchase of shares, in accordance with the terms of the Plan. A determination by the Board of Directors of the Company as to any question that may arise regarding the Plan's conduct or operation shall be final.

         13. Termination. In the event of the death or termination of employment of a participating employee, the discontinuance of the Plan by the Company or the election of a participating employee to withdraw from the Plan for any reason, the participating employee, or in the event of death, such deceased participant's designated beneficiary (or if no such beneficiary has been designated, his or her legal representative in accordance with the applicable laws of descent and distribution), shall have the right to elect to receive a distribution of the shares of Common Stock being held for such employee's account under the Plan or the cash equivalent thereof.

         If such employee, beneficiary or representative elects to receive Common Stock, all full shares being held for the employee's account under the Plan will be transferred to such employee, beneficiary or representative or to his or her order, and a certificate or certificates evidencing such shares will be delivered as promptly as practicable, subject to the receipt by the Administrator of documentation properly evidencing the





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rights and authority of the beneficiary or representative of any deceased employee. Such employee, beneficiary or representative shall be responsible for, and shall pay to the Administrator, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with the issuance of stock certificates to or upon the order of such employee, beneficiary or representative pursuant to this paragraph. Fractional share balances that have been credited to the employee will be converted into cash through sale by the Administrator, at market price, as soon as practicable after the employee's termination of employment, death or withdrawal from the Plan, as the case may be. In the event of discontinuance of the Plan, interests in fractional shares will be liquidated by the Administrator in a like manner and the proceeds distributed pro rata.

         If such employee, beneficiary or representative elects to receive cash, all full and fractional shares being held for the employee's account under the Plan will be sold for such employee, beneficiary or representative by the Administrator in accordance with Section 11 of the Plan, subject to the receipt by the Administrator of documentation properly evidencing the rights and authority of the beneficiary or representative of any deceased employee. The employee, beneficiary or representative shall be responsible for, and shall pay, any fees or charges of the Administrator, brokerage fees and commissions and other charges identified with and incurred as a result of the sale.

         14. Withholding Taxes. All amounts subject to withholding with respect to each participating employee's (i) payroll deduction amounts under the Plan and (ii) participation in the Plan will be deducted from such participating employee's wages after reduction for his or her payroll deduction amounts, and will not reduce the participating employee's payroll deduction amounts allocated to the Plan hereunder.

         15. Stockholder Rights. Each participating employee shall at all times be the beneficial owner of all shares of Common Stock being held for his or her account under the Plan. The Administrator shall deliver to each participating employee notices of stockholder meetings, proxy statements and other communications distributed by the Company to its stockholders. Prior to the time the Administrator makes delivery to the participating employee of the shares of Common Stock hereunder, the Administrator will exercise all voting rights pertaining to each participating employee's pro rata share of such shares in accordance with written directions, if any, given to the Administrator by such participating employee prior to the date fixed for such exercise; in the absence of such directions, the Administrator will exercise such voting rights in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange then in effect.

         16. Statement of Account. The Administrator shall furnish each participating employee with a statement promptly after the end of each Plan year (and more frequently if the Board of Directors of the Company deems it appropriate) indicating the dollar amount invested and the number of shares purchased during the Plan year (or such shorter period as may be specified by the Board of Directors of the Company), and the total number of shares (full and fractional) credited to such employee's account, and such other pertinent information as the Administrator may deem reasonable or necessary.

         17. Effective Date of the Plan. The Plan shall become effective, as of the Effective Date, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the stockholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate, any election by an employee to participate in the Plan shall be null and void and any funds accumulated under the Plan through payroll deductions shall be returned to the appropriate employees.


         IN WITNESS WHEREOF, this Plan has been executed at Van Buren, Arkansas, on this 16th day of October, 2002.

                                         USA TRUCK, INC.

                                         By: /s/ Robert M. Powell
                                             Robert M. Powell, Chairman & CEO